UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

November 4, 2014
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, Texas	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    At a meeting of the Board of Directors (the “Board”) of FMC Technologies, Inc. (the “Company”) on October 3, 2014, based on the recommendation of the Company’s Nominating and Governance Committee, the Board increased the size of the Board from 12 directors to 13 directors. The Board nominated Mr. Peter Oosterveer as a director of the Board to fill the vacancy created by the increase in the size of the Board. Mr. Oosterveer accepted his nomination on November 4, 2014. Mr. Oosterveer will join the Board effective February 1, 2015. As of the date of this filing, the Board has not yet determined the committee(s) to which Mr. Oosterveer will be appointed.

For his service, Mr. Oosterveer will receive compensation commensurate with that received by the Company’s other non-employee directors, including awards under the Company’s Amended and Restated Incentive Compensation and Stock Plan. His 2015 compensation will be pro-rated, as applicable, to reflect his length of service in 2015. The description of such compensatory arrangements under the caption “Director Compensation” in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 2, 2014, is incorporated herein by reference.

There are no understandings or arrangements between Mr. Oosterveer and any other person pursuant to which he was selected as a director. There is no relationship between Mr. Oosterveer and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On November 7, 2014, the Company issued a news release announcing the new director appointment, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

99.1	News Release issued by FMC Technologies, Inc. dated November 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Mark J. Scott
Dated: November 7, 2014	Name: Mark J. Scott
Title: Vice President, Administration

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	News Release issued by FMC Technologies, Inc. dated November 7, 2014